Exhibit 99.1

Whole Earth Brands, Inc. Reports Second Quarter 2020 Financial Results

Branded CPG product revenues increased 4.3% (6.6% constant currency) in the second quarter

Business combination between Act II and Merisant Company and MAFCO Worldwide LLC completed on June 25, 2020

Cash balance of $61.6 million and total liquidity of $110.9 million as of June 30, 2020

Chicago, Illinois – August 14, 2020 – Whole Earth Brands, Inc. (the “Company”) (Nasdaq: FREE), today announced its financial results for its second quarter ended June 30, 2020.

SECOND QUARTER 2020 HIGHLIGHTS

•

Business combination completed on June 25, 2020 with Flavors Holdings Inc. subsidiaries Merisant Company ("Merisant"), one of the world's leading manufacturers of calorie-FREE and low-calorie sugar substitutes, and MAFCO Worldwide LLC ("MAFCO"), the world's leading manufacturer of natural licorice products.

•	Consolidated product revenues of $66.8 million.

•	Branded CPG segment product revenues of $43.1 million, an increase of 4.3%; an increase of 6.6% on a constant currency basis.

•	In the Branded CPG segment, North America e-commerce product revenues grew $2.0 million or 249% within the quarter. This growth, together with retail growth, more than offset the decline in the North America food service product revenues within the quarter.

•	Flavors & Ingredients segment product revenues of $23.8 million, a decrease of 14.2%, driven by a $3.8 million decline in the international tobacco market, as previously disclosed.

•	Consolidated operating income decreased by $11.1 million to a loss of $5.2 million primarily attributable to transaction bonuses related to the business combination.

•	Consolidated net loss of $6.0 million.

•	Consolidated Adjusted EBITDA decreased 8.8% to $11.3 million primarily driven by the international tobacco product decline as previously disclosed.

•	Cash balance of $61.6 million and total liquidity of $110.9 million as of June 30, 2020.

Albert Manzone, Chief Executive Officer of Whole Earth Brands, commented, “I am extremely proud of the perseverance of our global organization as we met the COVID-19 related challenges head-on while delivering excellent customer service during these exceptional times.  With the completion of the business combination on June 25, 2020, this transaction marks an exciting milestone in our combined corporate history as we take an important step forward in growing our platform of branded products and ingredients focused on the consumer transition towards natural alternatives and clean label products.”

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“The impact of COVID-19 on our business is a tale of two halves.  While our Branded CPG business is experiencing tailwinds due to shifting consumer demand and consumption, our Flavors & Ingredients business is experiencing some headwinds in international tobacco, as well as manufacturing inefficiencies at our customers’ facilities. Importantly, I reiterate the strong and stable financial foundation that we have in place to execute our growth strategy for Whole Earth Brands.  Our leadership position in the markets we serve enables our high-margin, structurally advantaged profile and our asset-light infrastructure requires minimal capital requirements to support the growth of the existing businesses.  The cash flow generation this combination creates, coupled with our low leverage and high liquidity levels, is expected to immediately help us drive organic growth and pursue acquisitions to achieve our mission.”

Mr. Manzone continued, “I believe we have the foundations to build a major force in what we like to call the ‘free-from’ marketplace. This is a rapidly growing, not to mention massive, segment of the marketplace that is on-trend and has extremely powerful secular forces supporting it.”

Irwin Simon, Executive Chairman, concluded, “Bringing Whole Earth Brands to the public market has been an exciting journey.  In the past month and a half since closing the transaction, we have been meeting with the leadership team and refining our strategies.  We are thrilled by the opportunities that our team is driving to support our growth initiatives.”

SECOND QUARTER 2020 REVIEW & SEGMENT RESULTS

Our consolidated financials reflect both predecessor and successor periods indicative of the June 25 business combination date. The second quarter results disclosed in this release combine the successor period from June 26, 2020 through June 30, 2020 with the predecessor period from April 1, 2020 through June 25, 2020. The combined second quarter results are compared to the predecessor’s second quarter 2019.

Consolidated product revenues decreased 3.1% to $66.8 million for the second quarter of 2020, compared to $69.0 million for the same period in the prior year. On a constant currency basis, product revenues decreased 1.7%. Growth in the Company’s Branded CPG segment was offset by headwinds in international tobacco from the Flavors & Ingredients segment, as previously disclosed. The decline in international tobacco revenues in the second quarter of 2020 was $3.8 million.

Gross profit was $26.6 million, a decrease of $1.1 million compared to the same period in 2019. Gross profit margin was 39.8% in the second quarter 2020, down 30 basis points from the prior year period, driven primarily by transaction bonuses related to the business combination.

Operating loss was $5.2 million, compared to operating income of $5.9 million in the prior year period. The decrease was driven primarily by the transaction bonuses.

Net loss was $6.0 million, compared to net income of $3.5 million in the prior year period. The decrease was also driven primarily by the transaction bonuses.

Adjusted EBITDA decreased by $1.1 million to $11.3 million, compared to $12.4 million for the same period in the prior year. The decrease was driven primarily by the decline in product revenues from international tobacco in the Flavors & Ingredients segment.

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Branded CPG Segment

Branded CPG segment product revenues increased 4.3% to $43.1 million for the second quarter of 2020, compared to $41.3 million for the same period in the prior year. On a constant currency basis, product revenues increased 6.6% driven by Whole Earth Sweetener gains in North America, improved overall category performance of sugar-free substitutes, share gains in Western Europe, and double-digit growth in the Asia Pacific region.

Operating loss was $5.3 million in the second quarter of 2020, compared to operating income of $0.7 million in the prior year. The decrease was driven primarily by transaction bonuses related to the business combination.

Flavors & Ingredients Segment

Flavors & Ingredients segment product revenues decreased 14.2% to $23.8 million for the second quarter of 2020, compared to $27.7 million for the same period in the prior year. The quarterly decrease was primarily driven by headwinds in international tobacco. The decline in international tobacco product revenues was $3.8 million. Furthermore, the team is working closely with its diversified customer base to navigate COVID-19 related manufacturing challenges and production constraints. As a result, the segment was negatively impacted given its position as a supplier.

Operating income was $0.1 million in the second quarter of 2020, compared to operating income of $5.2 million in the prior year. The decrease was primarily driven by the transaction bonuses and the product revenue decline mentioned above.

YEAR-TO-DATE HIGHLIGHTS

Our consolidated financials reflect both predecessor and successor periods indicative of the June 25 business combination date. The year-to-date results disclosed below combine the successor period from June 26, 2020 through June 30, 2020 with the predecessor period from January 1, 2020 through June 25, 2020. The combined year-to-date results are compared to the predecessor’s 2019 year-to-date results.

As compared to the first six months in 2019:

•	Consolidated product revenues decreased 4.7%, or $6.5 million, to $132.8 million.

•	Branded CPG segment product revenues increased 0.6%, or 2.6% on a constant currency basis, to $83.3 million.

•	Flavors & Ingredients segment product revenues declined 12.4%, to $49.5 million driven by international tobacco.

•	Consolidated gross profit margin of 39.5%, represents a decrease of 100 basis points, driven primarily by transaction bonuses related to the business combination and lower volume absorption at the Company’s Flavors & Ingredient factories.

•	Consolidated operating income decreased $54.8 million, to a $38.5 million loss. The decrease was driven primarily by non-cash asset impairment charges recorded in the first quarter of 2020 and the transactional bonuses.

•	Consolidated adjusted EBITDA decreased 15.2%, to $23.9 million.

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YEAR-TO-DATE 2020 SEGMENT RESULTS

Branded CPG

Product revenues increased 0.6% to $83.3 million for the six months ended June 30, 2020, compared to $82.8 million for the same period in the prior year. On a constant currency basis, the increase was 2.6% driven primarily by Whole Earth Sweetener gains in North America and share gains in Western Europe.

Operating loss was $14.6 million for the six months ended June 30, 2020, compared to operating income of $4.5 million in the prior year. The decrease was driven by non-cash asset impairment charges of $40.6 million recorded in the first quarter of 2020 and transaction bonuses related to the business combination.

Flavors & Ingredients

Product revenues decreased 12.4% to $49.5 million for the six months ended June 30, 2020, compared to $56.5 million for the same period in the prior year. The decrease was primarily driven by the decline in international tobacco, as previously disclosed, and COVID-19 related manufacturing challenges and production constraints at customers. The decline in international tobacco product revenues was $7.4 million.

Operating loss was $23.9 million the first half of 2020, compared to operating income of $11.8 million in the prior year period. The decrease was driven by the non-cash asset impairment charges recorded in the first quarter of 2020 and the transaction bonuses related to the business combination.

Balance Sheet, Cash Flow and Liquidity

The Company generated consolidated cash from operating activities of $15.9 million in the first half of 2020.

As of June 30, 2020, the Company had cash and cash equivalents of $61.6 million and $134.8 million of debt, net of debt issuance costs. Total liquidity, defined as cash and cash equivalents plus undrawn revolver facility, was $110.9 million.

2020 Full Year Outlook

The Company is maintaining its previously issued full year 2020 financial outlook despite COVID-19 headwinds within its Flavors & Ingredients segment, as well as the realization of higher public company operating costs. Guidance excludes the impact of any future acquisitions.

•	Consolidated product revenues in the range of $270 million to $290 million

•	Consolidated proforma Adjusted EBITDA of $63 million to $67 million which equates to consolidated Adjusted EBITDA in the range of $54 million to $58 million. The difference in these two figures, or the proforma adjustments, is related to the expectation of $9 million of future benefits related to Flavors & Ingredients segment manufacturing footprint optimization project, synergies related to combining the two companies and supply chain transformation within Branded CPG. The Company does not anticipate realizing these benefits in 2020, but will reflect these benefits in future periods as realized.

•	Total expected capital expenditures in the range of $12 million to $14 million. The increase versus prior guidance is due to the expected acceleration of the manufacturing footprint optimization project. The Company continues to expect that its normalized capital expenditures will approximate 1.5% of product revenues to maintain its asset base and support its growth strategies.

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The Company cannot reconcile its expected Adjusted EBITDA to net income under “2020 Full Year Outlook” without unreasonable effort because certain items that impact net income and other reconciling metrics are out of the Company’s control and/or cannot be reasonably predicted at this time.

Conference Call Details

The call will occur on Friday, August 14 at 8:30am EST. The conference call can be accessed live over the phone by dialing (877) 705-6003 or for international callers by dialing (201) 493-6725. A replay of the call will be available until August 28, 2020 by dialing (844) 512-2921 or for international callers by dialing (412) 317-6671; the passcode is 13707498.

The live audio webcast of the conference call will be accessible in the News & Events section on the Company's Investor Relations website at investor.wholeearthbrands.com. An archived replay of the webcast will also be available shortly after the live event has concluded.

About Whole Earth Brands

Whole Earth Brands is a global platform of branded products and ingredients focused on the consumer transition towards healthier lifestyles, such as free from sugar, natural solutions, plant-based and clean label. Whole Earth Brands Inc. is one of the world’s leading manufacturers of zero/low sugar and calorie sweeteners as well as reduced sugar products with brands including Whole Earth®, Pure Via®, Equal®, and Canderel®. The Company’s branded product line Magnasweet® offers versatile masking agents, sweetness intensifiers and extenders and flavor enhancers. The company has a vision to expand its branded portfolio globally through investment opportunities in additional categories, with better for you clean label alternatives in the quest to “Open a World of Goodness®” to consumers and their families. For more information, please visit www.WholeEarthBrands.com.

Forward-Looking Statements

This press release contains forward-looking statements (including within the meaning of the Private Securities Litigation Reform Act of 1995) concerning Whole Earth Brands, Inc. (the “Company” or “Whole Earth Brands”) and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of management, as well as assumptions made by, and information currently available to, management.

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Forward-looking statements may be accompanied by words such as “achieve,” “aim,” “anticipate,” “believe,” “can,” “continue,” “could,” “drive,” “estimate,” “expect,” “forecast,” “future,” “grow,” “improve,” “increase,” “intend,” “may,” “outlook,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or similar words, phrases or expressions. Examples of forward-looking statement included in this earnings release include, but are not limited to, the quote from Mr. Manzone and our full year outlook. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the Company’s ability to achieve or maintain profitability; the extent of the impact of the COVID-19 pandemic, including the duration, spread, severity, and any recurrence of the COVID-19 pandemic, the duration and scope of related government orders and restrictions, the impact on our employees, and the extent of the impact of the COVID-19 pandemic on overall demand for Whole Earth Brands products; local, regional, national, and international economic conditions that have deteriorated as a result of the (COVID-19) pandemic including the risks of a global recession or a recession in one or more of the Company’s key markets, and the impact they may have on the Company and its customers and management’s assessment of that impact; the projected financial information, anticipated growth rate, and market opportunity of the Company’s Branded CPG and Flavors & Ingredients business segments; the ability to maintain the listing of Whole Earth Brands securities on Nasdaq; the potential liquidity and trading of the public securities of the Company; the Company’s expected capital requirements and the availability of additional financing; the Company’s ability to attract or retain highly qualified personnel, including in accounting and finance roles; extensive and evolving government regulations that impact the way the Company operates; the impact of the COVID-19 pandemic on the Company’s suppliers, including disruptions and inefficiencies in the supply chain; factors relating to the business, operations and financial performance of the Company’s Branded CPG and Flavors & Ingredients segments; the Company’s success in integrating the various operating companies constituting Merisant and MAFCO; and the Company’s ability to continue to use, maintain, enforce, protect and defend its owned and licensed intellectual property, including the Whole Earth® brand.

These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These statements are subject to the risks and uncertainties indicated from time to time in the documents the Company files (or furnishes) with the U.S. Securities and Exchange Commission.

You are cautioned not to place undue reliance upon any forward-looking statements, which are based only on information currently available to the Company and speak only as of the date made. The Company undertakes no commitment to publicly update or revise the forward-looking statements, whether written or oral that may be made from time to time, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Investor Relations Contact:

Whole Earth Brands

312-840-5001

investor@wholeearthbrands.com

ICR

Jeff Sonnek

646-277-1263

jeff.sonnek@icrinc.com

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Whole Earth Brands, Inc.

Condensed Consolidated Balance Sheets

(In thousands of dollars, except for share and per share data)

(Unaudited)

	June 30, 2020	December 31, 2019
	(Successor)	(Predecessor)
Assets
Current Assets
Cash and cash equivalents	$61,607	$10,395
Accounts receivable (net of allowances of $0 and $2,832, respectively)	49,112	55,031
Inventories	108,785	121,129
Prepaid expenses and other current assets	3,063	7,283
Total current assets	222,567	193,838

Property, Plant and Equipment, net	21,927	20,340

Other Assets
Operating lease right-of-use assets	15,436	-
Goodwill	131,109	130,870
Other intangible assets, net	157,309	251,243
Deferred tax assets, net	1,202	1,368
Other assets	2,860	2,192
Total Assets	$552,410	$599,851

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$21,858	$26,240
Accrued expenses and other current liabilities	31,695	28,040
Current portion of operating lease liabilities	3,292	-
Current portion of long-term debt	7,000	-
Total current liabilities	63,845	54,280
Non-Current Liabilities
Long-term debt	127,758	-
Due to related party	-	8,400
Deferred tax liabilities, net	23,983	31,538
Operating lease liabilities, less current portion	12,208	-
Other liabilities	16,440	17,883
Total Liabilities	244,234	112,101
Commitments and contingencies
Stockholders’ equity
Preferred shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	-	-
Common stock, $0.0001 par value; 220,000,000 shares authorized; 38,426,669 shares issued and outstanding	4	-
Additional paid-in capital	325,365	-
Net parent investment	-	487,750
Accumulated other comprehensive income	15	-
Accumulated deficit	(17,208)	-
Total stockholders’ equity	308,176	487,750
Total Liabilities and Stockholders’ equity	$552,410	$599,851

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Whole Earth Brands, Inc.

Condensed Consolidated Statements of Operations

(In thousands of dollars, except for share and per share data)

(Unaudited)

	From	From	From	Three Months	Six Months
	June 26, 2020 to	April 1, 2020	January 1, 2020	Ended	Ended
	June 30, 2020	to June 25, 2020	to June 25, 2020	June 30, 2019	June 30, 2019
	(Successor)	(Predecessor)

Product revenues, net	$4,478	$62,356	$128,328	$68,993	$139,294
Cost of goods sold	2,708	37,515	77,627	41,324	82,864
Gross profit	1,770	24,841	50,701	27,669	56,430

Selling, general and administrative expenses	1,946	27,307	43,355	18,674	34,250
Amortization of intangible assets	141	2,393	4,927	2,656	5,312
Asset impairment charges	-	-	40,600	-	-
Restructuring and other expenses	-	-	-	394	542

Operating (loss) income	(317)	(4,859)	(38,181)	5,945	16,326

Interest expense, net	(116)	(66)	(238)	(53)	(105)
Other (expense) income, net	(62)	(920)	801	(1,410)	50
(Loss) income before income taxes	(495)	(5,845)	(37,618)	4,482	16,271
Provision (benefit) for income taxes	10	(364)	(3,482)	976	3,601
Net (loss) income	$(505)	$(5,481)	$(34,136)	$3,506	$12,670

Loss per share – Basic and diluted	$(0.01)
Weighted-average shares outstanding – Basic and diluted	38,426,669

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Whole Earth Brands, Inc.

Condensed Consolidated Statements of Cash Flows
(In thousands of dollars)

(Unaudited)

	From	From	Six Months
	June 26, 2020 to	January 1, 2020	Ended
	June 30, 2020	to June 25, 2020	June 30, 2019
	(Successor)	(Predecessor)
Operating activities
Net (loss) income	$(505)	$(34,136)	$12,670
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	43	1,334	1,514
Amortization of intangible assets	141	4,927	5,312
Deferred income taxes	9	(5,578)	564
Asset impairment charges	-	40,600	-
Pension expense, net	-	126	1,047
Changes in current assets and liabilities:
Accounts receivable	(1,834)	7,726	(3,953)
Inventories	311	3,576	2,941
Prepaid expenses and other current assets	(29)	3,330	58
Accounts payable, accrued liabilities and income taxes	(2,161)	507	(5,274)
Other, net	28	(2,504)	140
Net cash (used in) provided by operating activities	(3,997)	19,908	15,019

Investing activities
Capital expenditures	(10)	(3,532)	(1,294)
Acquisitions	(386,736)	-	-
Transfer from trust account	178,875	-	-
Net cash used in investing activities	(207,871)	(3,532)	(1,294)

Financing activities
Proceeds from revolving credit facility	-	3,500	-
Repayments of revolving credit facility	-	(8,500)	-
Long-term borrowings	140,000
Debt issuance costs	(7,139)	-	-
Proceeds from sale of common stock and warrants	75,000	-	-
Funding to Parent, net	-	(11,924)	(15,354)
Net cash provided by (used in) financing activities	207,861	(16,924)	(15,354)

Effect of exchange rate changes on cash and cash equivalents	17	215	(23)
Net change in cash and cash equivalents	(3,990)	(333)	(1,652)
Cash and cash equivalents, beginning of period	65,597	10,395	7,205
Cash and cash equivalents, end of period	$61,607	$10,062	$5,553

Supplemental disclosure of cash flow information
Interest paid	$113	$798	$-
Taxes paid, net of refunds	$-	$2,244	$3,066

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Whole Earth Brands, Inc.

Reconciliation of GAAP and Non-GAAP Financial Measures

(Unaudited)

The company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). However, management believes that also presenting certain non-GAAP financial measures provides additional information to facilitate the comparison of the company’s historical operating results and trends in its underlying operating results, and provides additional transparency on how the company evaluates its business. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the company’s performance. The company also believes that presenting these measures allows investors to view its performance using the same measures that the company uses in evaluating its financial and business performance and trends. The company considers quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of its ongoing financial and business performance and trends. The adjustments generally fall within the following categories: constant currency adjustments, intangible asset non-cash impairments, transaction related costs, share based compensation expense, non-cash pension expenses, severance and related expenses, public company readiness and other one-time items affecting comparability of operating results. See below for a description of adjustments to the company’s U.S. GAAP financial measures included herein. Non-GAAP information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with U.S. GAAP. In addition, the company’s non-GAAP financial measures may not be the same as or comparable to similar non-GAAP measures presented by other companies.

DEFINITIONS OF THE COMPANY’S NON-GAAP FINANCIAL MEASURES

The company’s non-GAAP financial measures and corresponding metrics reflect how the company evaluates its operating results currently and provide improved comparability of operating results. As new events or circumstances arise, these definitions could change. When these definitions change, the company provides the updated definitions and presents the related non-GAAP historical results on a comparable basis. When items no longer impact the company’s current or future presentation of non-GAAP operating results, the company removes these items from its non-GAAP definitions.

The following is a list of non-GAAP financial measures which the company has discussed or expects to discuss in the future:

•	Constant Currency Presentation: We evaluate the results of our operations on both a reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our results of operations, thereby facilitating period-to-period comparisons of our business performance and is consistent with how management evaluates the Company's performance. We calculate constant currency percentages by converting our current period local currency financial results using the prior period exchange rates and comparing these adjusted amounts to our current period reported results.

•	Adjusted EBITDA: We define Adjusted EBITDA as net income or loss from our consolidated statements of operations before interest income and expense, income taxes, depreciation and amortization, restructuring charges, other income and expense, impairment of goodwill and other long-lived intangible assets, share-based compensation expense and other non-operating items from our consolidated statements of operations, as well as certain other items that arise outside the ordinary course of our continuing operations specifically described below.

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•	Impairment of goodwill and other long-lived intangible assets: We exclude the impact of charges related to the impairment of goodwill and other long-lived intangible assets. We believe that the exclusion of these impairments, which are non-cash, allows for more meaningful comparisons of operating results to peer companies. We believe that this increases period-to-period comparability and is useful to evaluate the performance of the total company.

•	Transaction-related expenses: We exclude transaction-related expenses including transaction bonuses. We believe that the adjustments of these items more closely correlate with the sustainability of our operating performance.

•	Long term incentive plan: We exclude the impact of costs relating to the long term incentive plan. We believe that the adjustments of these items more closely correlate with the sustainability of our operating performance.

•	Non-cash pension expenses: We exclude non-cash pension expenses/credits related to closed, defined pension programs of the company. We believe that the adjustments of these items more closely correlate with the sustainability of our operating performance.

•	Severance and related expenses: We exclude employee severance and associated expenses related to roles that have been eliminated or reduced in scope as a productivity measure taken by the company. We believe that the adjustments of these items more closely correlate with the sustainability of our operating performance.

•	Public company readiness: We exclude non-recurring organization and consulting costs incurred to establish required public company capabilities. We believe that the adjustments of these items more closely correlate with the sustainability of our operating performance.

•	Brand Introduction expenses: To measure operating performance, we exclude the Company’s sampling program costs with Starbucks. We believe the exclusion of such amounts allows management and the users of the financial statements to better understand our financial results.

•	Other items: To measure operating performance, we exclude certain expenses and gains that arise outside the ordinary course of our continuing operations. Such costs primarily include legal settlements and associated legal fees, acquisition related expenses, and other one off, non-recurring costs. We believe the exclusion of such amounts allows management and the users of the financial statements to better understand our financial results.

Adjusted EBITDA is not a presentation made in accordance with GAAP, and our use of the term Adjusted EBITDA may vary from the use of similarly-titled measures by others in our industry due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation. Adjusted EBITDA margin is Adjusted EBITDA for a particular period expressed as a percentage of product revenues for that period.

We use Adjusted EBITDA to measure our performance from period to period both at the consolidated level as well as within our operating segments, to evaluate and fund incentive compensation programs and to compare our results to those of our competitors. In addition to Adjusted EBITDA being a significant measure of performance for management purposes, we also believe that this presentation provides useful information to investors regarding financial and business trends related to our results of operations and that when non-GAAP financial information is viewed with GAAP financial information, investors are provided with a more meaningful understanding of our ongoing operating performance.

Adjusted EBITDA should not be considered as an alternative to net income or loss, operating income, cash flows from operating activities or any other performance measures derived in accordance with GAAP as measures of operating performance or cash flows as measures of liquidity. Adjusted EBITDA has important limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP.

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Whole Earth Brands, Inc.

Adjusted EBITDA reconciliation

(In thousands of dollars)

(Unaudited)

	From	From	From	From	From
	June 26, 2020 to June 30, 2020	April 1, 2020 to June 25, 2020	January 1, 2020 to June 25, 2020	Three Months Ended June 30, 2019	Six Months Ended June 30, 2019
	(Successor)	(Predecessor)
Product revenues, net	$4,478	$62,356	$128,328	$69,093	$139,394
Net (loss) income	$(505)	$(5,481)	$(34,136)	$3,506	$12,670
Provision (benefit) for income taxes	10	(364)	(3,482)	976	3,601
Other (expense) income, net	62	920	(801)	1,410	(50)
Interest expense, net	116	66	238	53	105
Operating (loss) income	(317)	(4,859)	(38,181)	5,945	16,326
Depreciation	39	502	1,208	762	1,528
Amortization of intangible assets	141	2,393	4,927	2,656	5,312
Asset impairment charges	-	-	40,600	-	-
Transaction related bonuses	669	10,348	10,348	-	-
Long term incentive plan	(21)	160	562	698	1,159
Non-cash pension expense	32	183	335	569	1,073
Severance and related expenses	56	918	1,105	301	296
Public company readiness	30	287	569	-	-
Brand introduction costs	22	378	1,131	687	1,365
Other items	27	299	634	764	1,149
Adjusted EBITDA	$678	$10,609	$23,240	$12,382	$28,207

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Whole Earth Brands, Inc.

Constant Currency Product Revenues, Net Reconciliation

(In thousands of dollars)

(Unaudited)

	Three Months Ended June 30,
			$ change			% change
Product revenues, net	2020 (1)	2019	Reported	Constant Dollar	Foreign Exchange (2)	Reported	Constant Dollar	Foreign Exchange
Branded CPG	$43,081	$41,323	$1,758	$2,718	$(960)	4.3%	6.6%	-2.3%
Flavors & Ingredients	$23,753	$27,670	$(3,917)	$(3,917)	$-	-14.2%	-14.2%	0.0%
Combined	$66,834	$68,993	$(2,159)	$(1,199)	$(960)	-3.1%	-1.7%	-1.4%

	Six Months Ended June 30,
			$ change			% change
Product revenues, net	2020 (1)	2019	Reported	Constant Dollar	Foreign Exchange (2)	Reported	Constant Dollar	Foreign Exchange
Branded CPG	$83,300	$82,806	$494	$2,174	$(1,680)	0.6%	2.6%	-2.0%
Flavors & Ingredients	$49,506	$56,488	$(6,982)	$(6,982)	$-	-12.4%	-12.4%	0.0%
Combined	$132,806	$139,294	$(6,488)	$(4,808)	$(1,680)	-4.7%	-3.5%	-1.2%

(1)	Product revenues, net for the three and six months ended June 30, 2020 combine the successor and predecessor periods for better comparability to the comparable 2019 periods.

(2)	The "foreign exchange" amounts presented, reflect the estimated impact from fluctuations in foreign currency exchange rates on product revenues.

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